Exhibit 99.1

AAR Prices Add-On Offering of $150 Million of Senior Notes Due 2029

Wood Dale, Illinois, August 11, 2025 – AAR CORP. (“AAR” or the “Company”) (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs and OEMs, announced today that it has successfully priced its offering of $150 million aggregate principal amount of 6.750% senior notes due 2029 (the “Additional Notes”). The Additional Notes are being issued at a price of 102.000% of their principal amount, plus accrued interest from March 15, 2025, for a yield to maturity of 6.119%.

The Additional Notes are being offered as additional notes under an existing indenture, dated March 1, 2024, pursuant to which the Company previously issued $550.0 million aggregate principal amount of 6.750% senior notes due 2029 (the “Existing Notes” and together with the Additional Notes, the “Notes”). Other than with respect to the date of issuance and the offering price, the Additional Notes will have the same terms as the Existing Notes. The offering is expected to close on August 14, 2025, subject to customary closing conditions.

The Company intends to use the net proceeds of the senior notes offering to repay outstanding borrowings under its unsecured revolving credit facility and to pay fees and expenses incurred in connection with the offering.

The Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction. The Notes and the related guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration or pursuant to an exemption from, or in a transaction not subject to, registration. The Notes and related guarantees will be offered and sold only to persons reasonably believed to be “qualified institutional buyers” in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is neither an offer to sell, nor the solicitation of an offer to buy, the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

Forward-Looking Statements

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including, but not limited to, intentions regarding the consummation of the proposed senior notes offering and the intended use of proceeds thereof.

Forward-looking statements often address our expected future operating and financial performance and financial condition, or targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) adverse events and negative publicity in the aviation industry; (iii) a reduction in sales to the U.S. government and its contractors; (iv) cost overruns and losses on fixed-price contracts; (v) nonperformance by subcontractors or suppliers; (vi) our ability to manage our operational footprint; (vii) a reduction in outsourcing of maintenance activity by airlines; (viii) a shortage of skilled personnel or work stoppages; (ix) competition from other companies; (x) financial, operational and legal risks arising as a result of operating internationally; (xi) inability to integrate acquisitions effectively and execute operational and financial plans related to the acquisitions; (xii) failure to realize the anticipated benefits of acquisitions; (xiii) circumstances associated with divestitures; (xiv) inability to recover costs due to fluctuations in market values for aviation products and equipment; (xv) cyber or other security threats or disruptions; (xvi) a need to make significant capital expenditures to keep pace with technological developments in our industry; (xvii) restrictions on use of intellectual property and tooling important to our business; (xviii) inability to fully execute our stock repurchase program and return capital to stockholders; (xix) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xx) our ability to manage our debt; (xxi) non-compliance with restrictive and financial covenants contained in our debt and loan agreements; (xxii) changes in or non-compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety, and environmental matters, and the costs of complying with such laws and regulations; and (xxiii) exposure to product liability and property claims that may be in excess of our liability insurance coverage. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.

For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10-K, Part I, “Item 1A, Risk Factors” and our other filings filed from time to time with the U.S Securities and Exchange Commission. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks we face, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond the Company’s control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Contact:

Investor Relations

+1-630-227-5830

investors@aarcorp.com